      As filed with the Securities and Exchange Commission on June 17, 1999
                                                   Registration No. 333-______
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                   Minnesota                             41-0743912
          (State or other jurisdiction                 (I.R.S. Employer
        of incorporation or organization)             Identification No.)

            12501 Whitewater Drive,
             Minnetonka, Minnesota                           55343
     (Address of principal executive offices)             (Zip Code)

                  ADC TELECOMMUNICATIONS, INC./SPECTRACOM, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                   Copies to:

             Jeffrey D. Pflaum, Esq.             Robert A. Rosenbaum, Esq.
        Vice President, General Counsel            Dorsey & Whitney LLP
             and Corporate Secretary              Pillsbury Center South
          ADC Telecommunications, Inc.            220 South Sixth Street
             12501 Whitewater Drive                Minneapolis, MN 55402
              Minnetonka, MN 55343                    (612) 340-5681
                 (612) 938-8080
       (Name, address and telephone number
              of agent for service)

                           CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
       Title of                Amount            Proposed maximum        Proposed maximum
      securities                to be             offering price        aggregate offering          Amount of
   to be registered         Registered(1)          per share(2)              price(1)            registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
($.20 par value)            39,400 shares             $46.875               $1,846,875                 $545

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Represents the shares of common stock of ADC Telecommunications, Inc. issuable pursuant to the ADC Telecommunications, Inc./Spectracom, Inc. 1997 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum aggregate offering price is based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market System on June 10, 1999.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1999, filed pursuant to the Exchange Act;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, filed pursuant to the Exchange Act;

         (d) The Company's Current Reports on Form 8-K dated November 5, 1998 and Form 8-K/A dated November 5, 1998; and

         (e) the description of the Company's Common Stock and Common Stock Purchase Rights contained in any Registration Statement of the Company filed under the Exchange Act and any amendment or report filed for the purpose of updating any such description

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.
Article IX of the Composite Restated Bylaws of ADC provides that ADC shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

         ADC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

    4.1 Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 dated April 15,
                1997).

    4.2 Restated Bylaws of ADC Telecommunications, Inc., as amended (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 dated April 15, 1997).

    4.3 Form of certificate for shares of Common Stock of ADC Telecommunications, Inc. (incorporated by reference to Exhibit 4-a to the Company's Form 10-Q for the quarter ended January 31,
                1996).

    5.1         Opinion of Dorsey & Whitney LLP.

   23.1         Consent of Arthur Andersen LLP, independent public accountants.

   23.2         Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

   24           Power of Attorney (included on signature page).

ITEM  9.  UNDERTAKINGS

A.     POST-EFFECTIVE AMENDMENTS

       The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the information set forth in the Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.     CLAIMS FOR INDEMNIFICATION

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 17th day of June, 1999.

                                     ADC TELECOMMUNICATIONS, INC.

                                     By  /s/ William J. Cadogan
                                         -------------------------------------
                                             William J. Cadogan
                                             Chariman of the Board, President
                                             and Chief Executive Officer

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William J. Cadogan, Robert E. Switz and Jeffrey D. Pflaum, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of ADC Telecommunications, Inc. (the "Company") relating to this Registration Statement, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of June, 1999.

                SIGNATURE                        TITLE
                ---------                        -----

 /s/ William J. Cadogan         Chairman of the Board, President and
----------------------------    Chief Executive Officer
William J. Cadogan              (principal executive officer)


 /s/ Robert E. Switz            Senior Vice President, Chief Financial Officer
----------------------------    (principal financial officer)
Robert E. Switz

 /s/ Charles T. Roehrick        Vice President and Controller
----------------------------    (principal accounting officer)
Charles T. Roehrick

 /s/ James C. Castle, Ph.D.     Director
----------------------------
James C. Castle, Ph.D.

 /s/ Thomas E. Holloran         Director
----------------------------
Thomas E. Holloran

 /s/ B. Kristine Johnson        Director
----------------------------
B. Kristine Johnson

                                Director
----------------------------
Alan E. Ross

 /s/ Jean-Pierre Rosso          Director
----------------------------
Jean-Pierre Rosso

                                Director
----------------------------
Donald M. Sullivan

                                Director
----------------------------
John D. Wunsch

                                Director
----------------------------
Charles D. Yost

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT         DESCRIPTION
-------         -----------

   5.1          Opinion and Consent of Dorsey & Whitney LLP

  23.1          Consent of Arthur Andersen LLP

  23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

  24.1          Power of Attorney (included on signature page)